UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2017

STRATA SKIN SCIENCES, INC.
(Exact Name of Registrant Specified in Charter)

Delaware	000-51481	13-3986004
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   215-619-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.  Unregistered Sales of Equity Securities.

On September 20, 2017, STRATA Skin Sciences, Inc. (the "Company") announced the closing of an exchange transaction pursuant to the Securities Exchange Agreement (the "Exchange Agreement") dated as of June 7, 2017 between the Company and holders of its 2.25% Senior Series A Secured Convertible Debentures due June 30, 2021 and 4% Senior Secured Convertible Debentures due July 30, 2021 (collectively, the "Debentures").  In closing the exchange transaction under the Exchange Agreement, the holders of the Debentures exchanged the Debentures, having an aggregate principal amount of approximately $40.7 million, into 40,617 shares (the "Preferred Shares") of the Company's newly created Series C Convertible Preferred Stock.  The Preferred Shares are convertible into a total of 15,098,981 shares of the Company's common stock.  Each Preferred Share has a stated value of $1,000 and is convertible into shares of common stock at a conversion price equal to $2.69.   The Company included the Exchange Agreement as an exhibit to its Form 8-K current report, which was filed with the Securities and Exchange Commission (the "SEC") on June 7, 2017.  The Company relied upon the exemption from registration under the Securities Act of 1933 (the "1933 Act") afforded by Section 3(a)(9) of the 1933 Act, i.e., the exchange of the Debentures for the Preferred Shares in which no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing under the Exchange Agreement, on September 20, 2017, the Company filed a Certificate of Designations with the Delaware Secretary of State setting forth the rights, preferences and privileges of the Company's Series C Convertible Preferred Stock.   The Company is filing a copy of the Certificate of Designations as an exhibit to this Form 8-K current report, which is incorporated by reference, as though fully set forth herein. The Company also incorporates by reference, as though fully set forth herein, the description of the Series C Preferred Stock contained in the Company's definitive proxy statement for its 2017 annual meeting of stockholders filed with the SEC on July 27, 2017.

Item 8.01.  Other Events.

The consummation of the exchange transaction under the Exchange Agreement, as described in Item 3.02 of this Form 8-K current report, eliminated approximately $40.6 million of senior secured debt and also eliminated the Company's obligation to pay approximately $4.0 million of interest payments over the next four years.

On September 25, 2017, the Company issued a press release regarding the closing of the exchange transaction under the Exchange Agreement, which the Company is filing as an exhibit to this Form 8-K current report.

Safe Harbor Statement
Statements in this report that are not strictly historical in nature constitute "forward-looking statements." Such statements include, but are not limited to, the Company's issuance of securities, the use of cash which otherwise would have gone to payment of interest, and the Company's ability or plans to license or acquire new products. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Item 9.01.          Financial Statements and Exhibits.

Exhibit No           Exhibit Description
3.1                         Certificate of Designations of Series C Convertible Preferred Stock

99.1                        Press Release dated September 25, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
STRATA SKIN SCIENCES, INC.

By:	/s/ Christina Allgeier
Christina Allgeier
Chief Financial Officer

Date September 25, 2017

Exhibit Index

Exhibit No                    Exhibit Description
3.1                                  Certificate of Designations of Series C Convertible Preferred Stock

99.1                                Press Release dated September 25, 2017